Exhibit 99.3 TPL ANNOUNCES THE APPOINTMENT OF PETER DOYLE TO THE BOARD DALLAS, TX (May 6, 2026) – Texas Pacific Land Corporation (NYSE: TPL) (“TPL” or the “Company”) and the Company’s Board of Directors (“Board”) announced today that Peter Doyle has been appointed to the Board. Mr. Doyle is a Co-Founder and the Co-Chief Executive Officer of Horizon Kinetics Holding Corporation (OTC: HKHC), which, through various owned subsidiaries, is TPL’s largest shareholder. He is a senior member of the Horizon Kinetics research team and a member of its investment committee and its board of directors. Mr. Doyle is also the President of Kinetics Mutual Funds, Inc., a series of investment companies managed by the Horizon Kinetics, and is a Co- Portfolio Manager for several other registered investment companies, private funds, and separately managed accounts. Mr. Doyle was also appointed to serve on the strategic acquisitions committee of the Board. Mr. Doyle will stand for re-election at the 2026 Annual Meeting. Ty Glover, CEO of TPL, said, “I have known Peter for many years as he has long been an engaged and active shareholder on behalf of Horizon Kinetics. Peter understands our business and industry well, and I look forward to his continued engagement and support of the Company now as a director. He will bring excellent expertise and perspective into our boardroom.” Peter Doyle stated, “This is a bittersweet privilege on the heels of Murray Stahl’s sudden passing. I fully intend on preserving Murray’s legacy and advocating on behalf of Horizon Kinetics and all shareholders, and I will endeavor as the newest director to serve the Board with the utmost dedication and ability. TPL has long been, and will continue to be, a major holding across our investment funds and vehicles, and we remain of the steadfast belief that TPL’s best days are ahead.” About Texas Pacific Land Corporation Texas Pacific Land Corporation is one of the largest landowners in the State of Texas with approximately 881,000 acres of land, with the majority of its ownership concentrated in the Permian Basin. The Company is not an oil and gas producer, but its surface and royalty ownership provides revenue opportunities throughout the life cycle of a well. These revenue opportunities include fixed fee payments for use of the Company’s land, revenue for sales of materials (caliche) used in the construction of infrastructure, providing sourced water and/or treated produced water, revenue from the Company’s oil and gas royalty interests, and revenue related to saltwater disposal on the Company’s land. The Company also generates revenue from pipeline, power line and utility easements, commercial leases and temporary permits principally related to a variety of land uses including, but not limited to, midstream infrastructure projects and hydrocarbon processing facilities. Visit TPL at http://www.TexasPacific.com. Cautionary Statement Regarding Forward-Looking Statements Certain statements in this news release are, and certain statements made on the related conference call may be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on TPL’s beliefs, as well as assumptions made by, and information currently available to, TPL, and therefore involve risks and uncertainties that are difficult to predict. Generally, future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” and the words “believe,” “anticipate,” “continue,” “intend,” “expect,” and similar expressions or the negative of such terms identify forward-looking statements. Forward-looking statements include, but are not limited to, references to strategies, plans, objectives, expectations, intentions, assumptions, future operations, and prospects; statements regarding anticipated benefits of recent acquisitions or the Permian Basin’s future drilling inventory and energy resources; and other statements that are not historical facts. You should not place undue reliance on forward-looking statements. Although TPL believes that plans, intentions and expectations reflected in or suggested by any forward-looking statements made herein are reasonable, TPL may be unable to achieve such plans, intentions or expectations and actual results, and performance or achievements may differ materially from those set forth in the forward-looking statements due to a number of factors, including, but not limited to: the initiation or outcome of potential litigation; any changes in general economic and/or industry specific conditions; and the other risks discussed in TPL’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. You can access TPL’s filings with the SEC through the SEC’s website at www.sec.gov and TPL strongly encourages you to do so. These forward-looking statements are based only on information available to TPL and speak only as of the date hereof. Except as required by applicable law, TPL undertakes no obligation to update any forward-looking statements or other statements herein for revisions or changes after this communication is made. Contact: Investor Relations IR@TexasPacific.com